   United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

Date of Report: July 1, 2004

Commission File Number: 000-28767

Gaofeng Gold Corp.
(Formerly Anza Innovations, Inc.)

Nevada             88-0403070
(Jurisdiction of Incorporation)    (I.R.S. Employer Identification No.)

227 Oakmont Drive, Rancho Mirage, CA                 92270
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:       (760) 831-0715

Item 1. Change of Control of Registrant. None.

Item 2. Acquisition or Disposition of Assets. None.

Item 3. Bankruptcy or Receivership. None.

Item 4. Changes in Registrant's Certifying Accountant. None.

Item 5. Other Events. On June 2, 2004, at a meeting of the Board of Directors where the Board approved the licensing agreement, a Majority Share Action duly adopted and approved to affect a 1.5 for 1 forward split of the issued and outstanding common stock of the company, pursuant to Nevada Corporation Law Section 78.320. Approximately 81.51% of shareholders of the issued and outstanding shares of the Company approved the forward split. The forward split will be effective on June 21, 2004.

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Item 6. Changes of Registrant's Directors. None.

Item 7. Exhibits. None

Item 8. Change in Fiscal Year. None

Item 9. Regulation FD Disclosure.    None.

Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.    None

Item 11. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans. None

Item 12. Results of Operations and Financial Condition.    None

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Gaofeng Gold Corp..

by
Dated: July 1, 2004

/s/ Gary Campbell

Gary Campbell Chief Executive Officer & Director

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